FIRST AMENDMENT TO JOINT DEVELOPMENT AGREEMENT

This First Amendment to Joint Development Agreement (this “Amendment”) is entered into to be effective as of September 26, 2007 and amends that certain Joint Development Agreement dated July 10, 2007 (the “Agreement”), by and between Ashmore Energy International, a company organized and existing under the laws of the Cayman Islands (“AEI”), and Synthesis Energy Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (“SES”).  Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to such terms in the Agreement.

SES is anticipating a public offering of its shares of common stock in the near future.  As generally described in SES’ Form SB2 to be filed with the Securities and Exchange Commission, AEI intends to subscribe to 1.75 million of such shares (~4.95% ownership interest) at approximately $9 per share for a total around US$15.75mm.

 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Developers do hereby agree as follows:

1.

Amendment to the Agreement. Section 9.5.2 of the Agreement is hereby modified and amended in its entirety to read as follows:

“If, on or prior to October 15, 2007, AEI or its Affiliates have not purchased a number of shares constituting between 4-5% of the total shares of common stock (1.75 million shares) of SES (calculated on a pro forma basis assuming the issuance of the shares of common stock to AEI and any shares of common stock sold concurrently to other purchasers therewith), then SES shall have the right to terminate this Agreement.”

2.

Effect on Agreement. Except as set forth in this Amendment, the Agreement shall remain in full force and effect in accordance with its original terms.

3.

Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by, construed, interpreted, and applied in accordance with the laws of New York, excluding any choice of law rules which would refer the matter to the laws of another jurisdiction.

4.

Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

5.

Counterparts, Facsimile Signatures.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which constitute but one agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties as of the date first above written.

ASHMORE ENERGY INTERNATIONAL
/s/ James A. Hughes
James A. Hughes, Chief Operating Officere

SYNTHESIS ENERGY SYSTEMS, INC.
/s/ Timothy E. Vail
Timothy E. Vail, President and Chief Executive Officer